Exhibit 99.1

FOR IMMEDIATE RELEASE

NEXTGEN HEALTHCARE COMPLETES ACQUISITION OF EAGLEDREAM HEALTH INC.

Irvine, Calif. – August 16, 2017 – NextGen Healthcare Information Systems, LLC, a wholly owned subsidiary of Quality Systems, Inc. (NASDAQ: QSII), announced today the completion of the previously announced acquisition of EagleDream Health Inc., a software analytics solutions company. Headquartered in Rochester, N.Y., EagleDream Health is a cloud-based analytics company that drives meaningful insight across clinical, financial and administrative data to optimize practice performance.

“We’re very excited to conclude our acquisition of EagleDream Health, which represents a significant milestone toward achieving our goal of becoming a complete value-based care solution platform,” said Rusty Frantz, NextGen Healthcare President and CEO. “The addition of EagleDream Health’s sophisticated, vendor-agnostic platform will help ensure our clients’ success and support the quadruple aim of enhancing both the patient and provider experience, improving clinical outcomes, and lowering the cost of care.”

About Quality Systems, Inc.

Quality Systems, Inc., known to our clients as NextGen Healthcare, provides software, services, and analytic solutions to the ambulatory care market. We are a healthcare information technology and services company that delivers foundational capabilities to organizations that want to promote healthy communities. Our technology provides a customizable platform that empowers physician success, enriches the patient care experience and lowers the cost of healthcare. Visit www.qsii.com and www.nextgen.com for additional information.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

Certain statements in this news release are forward-looking statements within the meaning of federal securities laws, including but not limited to statements regarding the anticipated impact of the EagleDream Health Inc. acquisition. These forward-looking statements may contain the words “believe,” “anticipate,” “continue,” “expect,” “plan,” “potential,” “predict,” “estimate,” “outlook,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. The Company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management’s good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include, but are not limited to, the potential that the expected benefits and opportunities of the acquisition of EagleDream Health Inc. may not be realized or may take longer to realize than expected; potential delays, inefficiencies or failures in integrating EagleDream Health Inc.’s personnel, systems and business with the Company; and market and financial conditions which may impact the performance of EagleDream Health Inc. The foregoing factors are in addition to the risks set forth in the Company’s public filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update these forward-looking statements except as required by law.

For Investor Relations Inquiries:

Quality Systems, Inc.: Jamie Arnold, Chief Financial Officer 949-255-2600; JArnold@nextgen.com

For Media and Public Relations Inquiries:

Finn Partners: Agata Porter (212) 715-1595; agata.porter@finnpartners.com